                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Burke & Herbert Financial Services Corp. of our report dated February 24, 2023 relating to the consolidated financial statements appearing in the Registration Statement on Form 10, as declared effective by the Commission on April 21, 2023, of Burke & Herbert Financial Services Corp. for the year ended December 31, 2022 and 2021.

/s/ Crowe LLP
Crowe LLP

Washington, D.C.
May 26, 2023